SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as  permitted by Rule 14-6 (e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     GLOBAL INDUSTRIES, LTD

        (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.


          1) Title of each class of securities to which transaction applies:


          2)     Aggregate   number   of  securities   to   which
          transaction applies:


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (Set forth the amount on which the filing fee is calculated and state how it was determined)


          4)   Proposed maximum aggregate value of transaction:


          5)   Total Fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check  box  if any part of the fee is offset as provided  by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the
     previous           filing          by           registration
     statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:


          2)   Form, Schedule or Registration Statement No.:


          3)   Filing Party:


          4)   Date Filed:





                             [LOGO]

                    GLOBAL INDUSTRIES, LTD.
                       107 Global Circle
                  Lafayette, Louisiana  70503

         NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                   TO BE HELD ON MAY 12, 1999

Dear Shareholder:

      You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Global Industries, Ltd. on Wednesday, May 12, 1999. The meeting will be held at The Houstonian Hotel & Conference Center, 111 North Post Oak Lane, Houston, Texas at 10:00 a.m., local time.

      As set forth in the accompanying Proxy Statement, the meeting will be held for the following purposes:

               1.   To elect 5 directors to hold office
          until    the    next   annual   meeting    of
          shareholders and until their successors have been elected and qualified.

                2.   To transact such other business as
          may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 31, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the 1999 Annual Meeting or any adjournment thereof. A list of shareholders will be available for examination at the Annual Meeting and at the office of the Company for the ten days prior to the Annual Meeting.

                                    By  Order  of  the  Board  of
                                    Directors

                                    [sign. cert]

                                    Peter S. Atkinson
                                    Vice President



Lafayette, Louisiana
April 9, 1999



     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.








                     GLOBAL INDUSTRIES, LTD.
                       107 Global Circle
                  Lafayette, Louisiana  70503



    PROXY STATEMENT FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

                   To be held on May 12, 1999

      This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Global Industries, Ltd., a Louisiana corporation (the "Company" or "Global"), in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the 1999 Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held on Wednesday, May 12, 1999, at 10:00 a.m., local time, at The
Houstonian  Hotel  &  Conference  Center,  111   Post  Oak  Lane,
Houston, Texas, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders on or about April 12, 1999.

      The execution and return of the enclosed proxy will not affect in any way a shareholder's right to attend the Annual Meeting. Furthermore, a shareholder may revoke his or her proxy at any time before it is exercised (a) by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or (b) by appearing and voting in person at the Annual Meeting. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted FOR the election of the five nominees to the Board of Directors of the Company listed below.

      On March 31, 1999, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 90,730,809 shares of Common Stock. The holders of Common Stock are entitled to one vote per share. The Common Stock is the only class of voting securities outstanding. The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum.

      In October 1998, the Board of Directors voted to change the
Company's  fiscal  year to a calendar year.   As  a  result,  all
references to fiscal 1998 refer to only the nine-month period from April 1, 1998 through December 31, 1998.

                     ELECTION OF DIRECTORS

      Pursuant to the Company's bylaws, the Board of Directors currently consists of five positions. Five Directors will be elected at the Annual Meeting to serve until the next annual meeting and until their successors are elected and qualified. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect each director. Accordingly, under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions and broker non-votes
(which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote in favor of the nominees listed below. Each of the nominees was nominated by the Board of Directors. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF THE NOMINEES NAMED BELOW.

      Set forth below is the name and certain information regarding each of the five nominees for election as a director:

      William J. Dore', 56, is the Company's founder and has been Chairman of the Board of Directors, President and Chief Executive Officer since 1973. Mr. Dore' has over 25 years of experience in the diving and marine construction industry and is a past President of the Association of Diving Contractors. He received
an  M.Ed.  degree  from  McNeese State  in  1966.   Mr.  Dore' is
currently a member of the Board of Directors of Noble Drilling Corporation and the executive committee of the Board of Directors of the National Ocean Industries Association.

      James C. Day, 56, joined the Board of Directors of the Company in February 1993. Mr. Day has been Chairman of the Board of Directors, since October 1992, and Chief Executive Officer, since January 1984, of Noble Drilling Corporation, a Houston, Texas based offshore drilling contractor. He previously also served as President of Noble Drilling. He has held executive positions with the International Association of Drilling Contractors, the National Ocean Industries Association, and the Independent Petroleum Association of America. Mr. Day received a BS degree in Business Administration from Phillips University. In addition to being a director of Noble Drilling Corporation, he is a director of Noble Affiliates, Inc.

      Edward P. Djerejian, 60, joined the Board of Directors of the Company in February 1996. Since August 1994, Mr. Djerejian has been the Director of the James A. Baker II Institute of Public Policy at Rice University. A former United States Ambassador, he served as U.S. Ambassador to Israel in 1994. During his more than thirty years in the United States Foreign Service, Mr. Djerejian served as U.S. Ambassador to the Syrian Arab Republic, and as Assistant Secretary of State for Near Eastern Affairs under Presidents Bush and Clinton. He received the Department of State's Distinguished Service Award in 1993 and the President's Distinguished Service Award in 1994. Mr. Djerejian is a graduate of the School of Foreign Service at Georgetown University and serves on the Board of Directors of Occidental Petroleum Corporation.

      Edgar G. Hotard, 55, retired as President and Chief Operating Officer of Praxair, Inc. in January 1999 where he was first elected President in 1990. He is a director and a member of the Executive Committee of the Board of the United States/China Business Council. Mr. Hotard also was formerly Chairman of the Board of the Compressed Gas Association and President of the International Oxygen Manufactures Association. He received a BS degree in Mechanical Engineering from Northwestern University. Mr. Hotard serves on the Board of Directors for Praxair and various Praxair affiliates, Aquarion Company, Dexter Corporation, and Iwatani Industrial Gases of Tokyo, Japan.

     Michael J. Pollock, 52, joined the Board of Directors of the Company in 1992. Mr. Pollock retired from the Company in February 1998. He was employed by the Company for eight years, most recently as Vice President, Chief Financial Officer and Treasurer. From September 1990 to December 1992, Mr. Pollock was Treasurer and Chief Financial Officer of the Company and was Vice President, Chief Administrative Officer from December 1992 until April 1996. He received a BS degree from the University of Southwestern Louisiana in 1967. Mr. Pollock is a certified public accountant and a certified internal auditor. Mr. Pollock is currently a consultant to the Company.






                    DIRECTORS AND COMMITTEES

Attendance and Fees

      The Company's Board of Directors held three meetings during fiscal 1998. Each director attended all meetings of the Board of Directors and the committees on which he served during that period.

      All non-employee directors of the Company are entitled to receive an annual retainer of $40,000, paid semiannually, and are reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. Each non-employee director receives a $650 meeting fee for each Board meeting or committee meeting attended.

       Effective September 1, 1998, the Board of Directors terminated the Non-employee Director Stock Plan and adopted the Global Industries, Ltd. Non-Employee Directors Compensation Plan (the "Directors Compensation Plan"). Under the Directors Compensation Plan, each non-employee director may elect to defer receipt of all or part of his annual retainer and meeting fees. Each non-employee director may elect to have deferred fees (i) credited based on stock units which have the same value as the Company's Common Stock and increase and decrease in value to the full extent of any increase or decrease in the value of the Common Stock or (ii) credited with interest equivalents based on the prime rate of interest as published in The Wall Street Journal on the last day of each quarter. Also, each non-employee director may elect to receive up to $20,000 of his or her annual retainer and meeting fees in shares of the Company's Common Stock. With respect to annual retainer fees and meeting fees earned after December 31, 1998, each non-employee director must elect to receive at least $20,000 in Common Stock or stock units. Under the Directors Compensation Plan, 25,000 shares of Common
Stock are available for issue to non-employee directors. During 1998 Mr. Day and Mr. Pollock each had 1,322 stock units credited to their account under the Directors Compensation Plan.

     Under the terminated Non-Employee Directors Stock Plan, non-employee directors received an annual award of shares of Common Stock equal to 75% of the directors cash compensation up to a maximum of 4,000 shares. On August 1, 1998, non-employee directors received the following awards: Mr. Day - 1,656 shares; Mr. Moreau - 1,656; Mr. Djerejian - 1,656 shares; and Mr. Pollock - 787 shares.

      Mr. Pollock, a former executive officer of the Company, entered into a consulting agreement with the Company in fiscal 1998 to assist the Company with special projects. Pursuant to the agreement, Mr. Pollock was entitled to compensation in the amount of $30,250 for the period and received stock appreciation rights equivalent to 25,000 shares of the Company's Common Stock with a base price of $7.93 per share which vest one-twelfth per month and are exercisable for cash.

Committees

      The Board of Directors has established the following standing committees:

      Audit Committee. The Audit Committee annually reviews and recommends to the full Board of Directors the firm to be engaged to audit the accounts of the Company and its subsidiaries. Additionally, the Audit Committee reviews with such independent auditor the plan and results of the auditing engagement and the scope and results of the Company's procedures for internal auditing, makes inquiries as to the adequacy of internal accounting controls, and considers the independence of the auditors. During fiscal 1998, the Audit Committee held three meetings. The Audit Committee is currently comprised of four directors: Mr. Day, Mr. Djerejian, Mr. Pollock, and retiring director, Mr. Moreau (Chairman).

       Compensation Committee. The Compensation Committee's responsibility is to approve the compensation arrangements for senior management of the Company, including establishment of salaries and bonuses and other compensation for executive officers of the Company; to approve any compensation plans in which officers and directors of the Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; and to review significant issues that relate to changes in benefit plans. The Compensation Committee held three meetings during fiscal 1998. The Compensation Committee is currently comprised of two directors: Mr. Djerejian (Chairman) and retiring director, Mr. Moreau.

Compensation Committee Interlocks and Insider Participation

      William J. Dore', the Company's Chairman of the Board, President and Chief Executive Officer is a director and member of the Compensation Committee of Noble Drilling Corporation whose Chairman of the Board, President and Chief Executive Officer, James C. Day, is a director of the Company.

Certain Transactions

      The Company leases an office building and adjacent land on which it has built a training facility in Lafayette, Louisiana from William J. Dore', the Chairman of the Board, President and Chief Executive Officer. The lease agreement with Mr. Dore' for
the   Lafayette  office  building  and  adjacent  land  currently provides for aggregate monthly lease payments of $3,917 and expires on December 31, 2001. The Company made aggregate lease payments to Mr. Dore' under these lease agreements of $35,253 during fiscal 1998.


                       SECURITY OWNERSHIP

      The table below sets forth the ownership of the Company's Common Stock, as of March 31, 1999, by (i) each of the Company's directors and nominees to become a director, (ii) each executive officer named in the Summary Compensation Table included under "Compensation of Executive Officers," (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially 5% or more of the outstanding Common Stock. Except as otherwise indicated, the persons listed below have sole voting power and investment power over the shares beneficially held by them.

                                   Shares Owned
                                   Beneficially
          Name                   Number      Percent

William J. Dore'(1)              28,028,165    30.9
R. Clay Etheridge(2)                 31,512     *
James J. Dore'(2)                   177,924     *
Lawrence C. McClure (2)              69,580     *
Andrew L. Michel (2)                 24,561     *
James C. Day                         14,424     *
Michael J. Pollock (2)               11,677     *
Myron J. Moreau (3)                   5,508     *
Edward P. Djerejian                   4,148     *
Edgar G. Hotard                          --     *

All directors and executive
officers as a group (12 persons) 28,459,776    31.4


*    Less than 1%
(1)  Includes 1,029,865 shares held by the Company's  Retirement
     Plan of which Mr. Dore' acts as Trustee. Mr. Dore' disclaims beneficial ownership of all of such shares except the 214,108 shares held by the Retirement Plan allocated to his account.
(2) Includes shares issued pursuant to restricted stock awards granted to Mr. Etheridge - 11,000 shares; Mr. James Dore' - 24,560 shares; and all executive officers as a group - 46,560 shares; shares allocated to such person's account in the Retirement Plan as follows: Mr. James Dore' - 11,134 shares; Mr. McClure - 3,647 shares; Mr. Michel - 561 shares; and Mr. Pollock - 1,772 shares; and all directors and executive officers as a group - 1,029,865 shares; and the shares issuable upon exercise of stock options exercisable within 60 days as follows: Mr. Etheridge - 13,200 shares; Mr. James Dore' - 136,000 shares; Mr. McClure - 60,600 shares; Mr. Michel - 24,000 shares; and all directors and executive officers as a group - 288,600 shares.
(3) Mr. Moreau will not stand for re-election to the Board of Directors at the 1999 Annual Meeting.


               COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal periods to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who earned more than $100,000 in salary and bonus in the year ended December 31, 1998 (the "Named Executives").

                                                 Long Term
                    Annual Compensation(1)      Compensation
                    ---------------------    ------------------
                                   Other     Restric-
                                     Annual     ted
Name and                             Compen-   Stock   Securities  All Other
Principal     Year   Salary   Bonus  sation    Awards  Underlying Compensation
Position     Ending   ($)    ($)(2)  ($)(2)    ($)(4)  Options(#)    ($)(6)
---------   -------  ------- ------  -------   ------  ---------- ------------

William J.  12/31/98 270,417   --    55,348      --    100,000    15,076
 Dore'       3/31/98 275,000   --    34,741      --         --    14,623
 Chairman of 3/31/97 275,000   --    23,986      --         --    12,329
 the Board,
 President
 and Chief
 Executive
 Officer

R. Clay     12/31/98 144,375  1,000   5,400      --     16,000(5)  1,193
 Etheridge(7)3/31/98 150,000 55,082  30,400      --      6,000       170
 Vice        3/31/97  12,500   --    25,450   100,375   30,000        --
 President,
 International
 Operations

James J.    12/31/98 115,996  1,000   5,400      --     20,000     8,958
 Dore'       3/31/98  99,075 46,000   6,525      --         --     8,812
 Vice        3/31/97  92,000  4,000   3,494      --         --     7,168
 President,
 Diving
 And Special
 Services

Lawrence C. 12/31/98 115,746  1,000   5,400      --     30,000     8,794
 McClure     3/31/98  97,325 46,000   5,400      --         --     9,666
 Vice        3/31/97  90,000  4,000  11,700      --         --     9,022
 President,
 Offshore
 Construction

Andrew L.   12/31/98 107,250  1,000  30,410      --      5,000     9,907
 Michel      3/31/98 110,000  1,000  20,537      --         --    10,653
 Vice        3/31/97 110,000  2,843   5,550      --         --        --
 President,
 Deepwater
 Advanced
 Technologies


(1)Effective  December 31, 1998, the Company changed  its  fiscal
   year   end   to  December  31  of  each  year.    The   annual
   compensation   amounts  presented  are  for  the  twelve-month
   periods  ended  December 31, 1998, March 31, 1998,  and  March
   31,  1997.  Thus, salaries and certain other compensation  for the period from January 1, 1998 to March 31, 1998 are included in the twelve-month period ended December 31, 1998, and the twelve-month period ended March 31, 1998.
(2)Includes  amounts  awarded  under  the  Company's  Performance
   Bonus Plan adopted in 1998 pursuant to which performance awards granted in fiscal 1998 are paid in three annual installments with the first being paid at the time of award. Under this plan, Messers. Etheridge, James Dore', and McClure
   received    awards   of   $50,000,   $40,000,   and   $40,000,
   respectively, during  the twelve month period ended March  31,
   1998  of  which 1/3 was paid during  the year ended March  31,
   1998  and  1/3 was paid during the nine months ended  December
   31, 1998.
(3)Amounts  shown  include the following: (i) Mr.  William  Dore';
   for  all  years  presented, primarily represents  expenditures paid or incurred by the Company for Mr. Dore's personal account which were not reimbursed and were included in his income for tax purposes; (ii) Mr. Etheridge; for the twelve months ended December 31, 1998, March 31, 1998, and March 31,
   1997:   relocation  bonus,  living  allowance,  and/or  moving
   expense - $0, $25,000 and $25,000, respectively; automobile allowance and/or value of personal use of Company automobile
   -  $5,400, $5,400, and $450, respectively; (iii) Mr. Jim Dore';
   for the twelve months ended December 31, 1998, March 31, 1998, and March 31, 1997: automobile allowance and/or value of personal use of Company automobile - $5,400, $5,400, and $3,494, respectively; (iv) Mr. McClure; for the twelve months ended December 31, 1998, March 31, 1998, and March 31, 1997: relocation bonus, living allowance, and/or moving expense -
   $0, $0, and $6,500, respectively; automobile allowance and/or value of personal use of Company automobile - $5,400, $5,400, and 5,200, respectively; and (v) Mr. Michel; for the twelve months ended December 31, 1998, March 31, 1998, and March 31,
   1997:   relocation  bonus,  living  allowance,  and/or  moving
   expense - $25,010, 15,137, and $0, respectively; automobile allowance and/or value of personal use of Company automobile
   - $5,400 in each year.
(4)   Based on the closing price of the Company's Common Stock on the date of grant. On December 31, 1998, the aggregate number of restricted shares held by Messrs. William Dore', Etheridge, James Dore', McClure, and McCann was 0, 11,000, 24,560, 0 and 0, respectively, and the aggregate value of such shares and held by each based upon the $6.125 market value on December 31, 1998, was $0, $67,375, $150,430, $0, and $0, respectively. The Company does not currently pay dividends on Common Stock; however, it would pay dividends on the restricted stock should its dividend policy change.
(5) Includes 6,000 options granted to Mr. Etheridge in prior years whose exercise price was adjusted during fiscal 1998.
(6)  For each year, includes the aggregate value of contributions and allocations to the Company's Profit Sharing and Retirement Plan, matching Company contributions to the Company's 401 (k) plan, and the value of term life insurance coverage provided.
   During  the  twelve  months  ended  December  31,  1998:   (i)
   contributions and allocations to the Company's Profit Sharing and Retirement Plan were: Mr. William Dore' - $13,097; Mr. James Dore'
   -  $7,825; Mr. McClure - $7,662; and Mr. Michel - $9,016; (ii)
   matching contributions to the Company's 401 (k) plan were: Mr. Etheridge - $1,000; Mr. James Dore' - $1,000; Mr. McClure - $1,000; and Mr. Michel - $375; (iii) the value of term life insurance coverage provided was: Mr. William Dore' - $1,979; Mr. Etheridge - $193; Mr. James Dore' - $133; Mr. McClure - $132; and Mr. Michel - $516.
(7)  Mr. Etheridge joined the Company in March 1997.
(8) As part of the Company's acquisition of ROV Technologies, Inc. November 1995, the Company entered into an agreement with Mr. Michel that provides that the Company will employ Mr. Michel until November 2002. The agreement provides for a base salary of at least $110,000 per year, and other benefits generally in accordance with the Company's policies.

      The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during fiscal 1998:

            Option Grants During the Last Fiscal Year


                       % of                                    Potential
                      Total                                Realizable Value
                      Options Fair Market                  at Assumed Annual
                      Granted  Value                         Rate of Stock
                      Employ-  on date   Exercise         Price Appreciation
                      ees in  of Grant/    Price   Expir-  Option Term ($)(2)
            Options   Fiscal Repricing   Per Share ation  -------------------
Name       Granted(1)  Year      $           $     Date     0%    5%    10%
---------  ---------- ------ ---------  --------- ------  ---- ------ -------
William J.
Dore'      100,000(3)  17.7%   11.250    12.375   8/05/08  --  595,006 1,680,460

R. Clay     10,000(4)   1.8%    7.688     7.688   8/05/08  --   48,349   122,527
Etheridge    6,000(5)   1.1%    7.688     7.688   2/10/08  --   29,010    73,516

James J.
Dore'       20,000(4)   3.5%    7.688     7.688   8/05/08  --   96,699   245,054

Lawrence    20,000(4)   3.5%    7.688     7.688   8/05/08  --   96,969   245,054
C. McClure  10,000(6)   1.8%    6.438     5.472  12/16/08 9,660 50,148   112,265

Andrew
L.Michel     5,000(4)   0.9%    7.688     7.688   8/05/08  --   24,175    61,263


(1) All options vest 20% on each anniversary of the date of grant.
(2) The potential realizable value reflects price appreciation over the option exercise price.
(3) Mr. William J. Dore's options were issued in August 1998 with an exercise price of 110% of the market price on the date of issue.
(4) Options were originally issued in August 1998, at an exercise price of $11.250 per share and were repriced in October
     1998.
(5) Options were originally issued in February 1998, at an exercise price of $16.625 per share and were repriced in October
     1998.
(6) Options were issued in December 1998 with an exercise price equal to 85% of market value on the date of grant. Vesting of these options is also contingent upon Mr. McClure's relocation to the Company's new facility at Carlyss, Louisiana.



      The table below sets forth the aggregate option exercises during the nine months ended December 31, 1998 and the value of outstanding options at December 31, 1998, held by the Named
Executives.

         Aggregated Option Exercises During Fiscal 1998 and Option Values at Period End




                                            Number of       Unexercised
                                            Securities        In-the-
                                            Underlying        Money
                                            Unexercised      Options at
                                            Options at       Period End
                                            Period End (#)     ($)(*)
                  Shares                    -------------   -------------
                 Acquired on   Value        Exercisable/    Exercisable/
                 Exercise(#)  Realized($)   Unexercisable   Unexercisable
---------------  -----------  -----------   -------------   -------------
William J. Dore'      --         --           -- /100,000       -- / --

R. Clay
Etheridge             --         --         6,000/40,000         --/--

James J. Dore'        --         --        25,000/38,080    543,344/74,414

Lawrence C.
McClure            5,000     33,544        59,000/54,000    216,598/85,831

Andrew L.
Michel                --         --        24,000/53,000     72,000/144,000


(*)   Based on the difference between the closing sale  price  of the Common Stock of $6.125 on December 31, 1998, and the exercise price.

      The Company's 1992 Stock Option Plan and the 1998 Equity Incentive Plan (the "Option Plans") provide that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof
in   cash  in  accordance  with  the  Option  Plans,  adjust  the outstanding  options  as appropriate to reflect  such  change  of
control,  or  provide  that  each  option  shall  thereafter   be
exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Option Plans provide that a change of control occurs if any person, entity or group (other than William J. Dore' and his affiliates) acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transaction cease to constitute a majority of the Board of Directors.



Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors administers the Company's executive compensation. The
Compensation Committee's responsibility is to set the compensation philosophy for the Company's executive officers, to approve and administer the Company's incentive and benefit plans, to monitor the performance and compensation of executive officers and other key employees and to set compensation and make awards under the Company's incentive plans that are consistent with the Company's compensation philosophy and the performance of the Company and its executive officers. The Compensation Committee believes that shareholders are best served when the compensation structure for executive officers focuses them on building long-term shareholder value while not neglecting current earnings. Total compensation for the Company's Chief Executive Officer is based upon the same factors and determined in the same way as the Company's other executive officers.

      The Company's executive compensation program consists of three principal elements: (1) base salary, (2) potential for annual incentive compensation awards, which provide for cash bonuses based on overall Company performance as well as individual performance, and (3) opportunities to earn long-term stock-based awards which provide long-term incentives that are intended to encourage the achievement of superior results over time and to align the interests of executive officers with those of shareholders. The annual incentive compensation awards and long-term stock-based awards constitute the performance-based portion of total compensation.

      The compensation program is structured to provide senior management with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. Peer companies are specifically utilized by the Compensation Committee in evaluating compensation levels of the Named Executives; however, the Compensation Committee also receives advice from time to time regarding compensation levels from Towers Perrin, an outside compensation consulting firm, which utilizes a number of other sources, including information from other companies.

     Base Salary Program. The Compensation Committee establishes base salary levels of the Chief Executive Officer and other executive officers after review of salary survey data of other companies in the oil service industry having annual sales or revenues generally similar in size to the Company, with particular emphasis given to those other companies in the same geographic area as the Company. By reviewing the salary data of such other companies from time to time, the Compensation Committee intends to try to ensure that the base salaries established by the Compensation Committee are generally within the range of base salaries paid by the other companies. The base salaries established for each executive officer also takes into account the executive's particular experience and level of responsibility.

      Base salaries of the executive officers are reviewed annually, with adjustments made based on any updated salary data, increases in the cost of living, job performance of the executive officer over time, the expansion of duties and responsibilities, if any, of the executive officer and general market salary levels. No specific weight or emphasis is placed on any one of these factors. Based on these factors, in the fiscal 1998, the Compensation Committee increased the base salary of the Chief
Executive  Officer,  Mr. William Dore' by 9%.    The  Compensation
Committee  also  increased the base salary  of  the  other  Named
Executives   by  amounts  ranging  from  0%  to  17%.    However,
subsequent to these increases, the Company instituted a temporary salary reduction program in order to reflect in such salaries the current state of the industry. The base salary of Mr. Dore' was reduced 20% and the base salaries of the other Named Executives' salaries were reduced by amounts ranging from 0% to 15%.

       Short Term Incentive Compensation. Annual incentive compensation awards enable the Named Executives and other key employees of the Company to earn annual cash bonuses, based upon the Company's financial results meeting or exceeding budget as well as individual performance. The Company's short-term incentive plan is designed to provide a total cash compensation package that at expected levels of performance approximate the 50th percentile for peer group companies. Considering the Company's performance relative to the budget, the Compensation Committee recommends incentive compensation awards and contributions to the Company's defined contribution profit sharing retirement plan. During fiscal 1998, the Chief Executive Officer did not receive an incentive compensation award and the other Named Executives received awards aggregating $4,000 (less than 1% of their compensation for fiscal year). During the year ended March 31, 1998, the Company adopted a Performance Bonus Plan to provide for awards to key employees, including executive officers. The performance bonus awards are paid in three equal installments, with the first installment paid at the time of the award. The Chief Executive Officer did not receive a performance bonus award in the year ended March 31, 1998 and the other Named Executives received total awards of $130,000 of which one-third was paid in the year ended March 31, 1998, and one-third was paid in the nine months ended December 31, 1998. During nine months ended December 31, 1998, the Chief Executive Officer received a profit sharing and retirement plan contribution of $13,097, and the other Named Executives received contributions totaling $37,600 relating to the Company's prior fiscal year.

      Long-Term Incentive Compensation. The long-term incentive portion of the Company's executive compensation scheme is administered through the Company's Option Plans, each established by the Board of Directors of the Company to provide a means by which certain employees of the Company, including executive officers, could develop an economic interest, through ownership in the Company's Common Stock, in the financial success of the Company. After reviewing the stock option and restricted stock award position of each executive officer, the Compensation Committee makes awards to certain executive officers and other key employees, in order to enhance the recipients' desire to remain with the Company and devote their best efforts to its business by more closely aligning executives' and shareholders' long-term interests. The Company granted 100,000 stock options and no restricted stock awards during the nine months ended December 31, 1998 to the Chief Executive Officer, and granted a total of 65,000 options and no shares of restricted stock to the other Named Executives.

      In October 1998, the Company repriced 665,000 options that it issued between November 1997 and September 1998 to maintain the economic incentive of those options and avoid issuing additional options to meet the long-term incentive portion of the Company's Compensation structure. The weighted-average exercise price of the options before repricing was $15.956 per share. The repriced exercise price on all repriced options is $7.688 per share. The Company did not reprice any stock options held by the Chief Executive Officer, and repriced a total of 86,000 options held by the other executive officers.

       The   following  table  sets  forth  certain   information
concerning all such repricings of options, held by any executive officers, during the last ten completed fiscal periods:

                   Ten Year Option Repricings

                                                                   Length of
                                 Market                             Original
                   Number of    Price of    Exercise               Option Term
                   Securities   Stock at     Price       New       Remaining
                   Underlying   Time of    at Time of  Exercise    at Date
                    Options    Repricing   Repricing    Price    of Repricing
             Date  Repriced(#)    ($)         ($)        ($)       (Years)
             ----  ----------- --------- ------------  --------  ------------
William J.     --          --         --           --         --           --
Dore',
Chairman,
President
and CEO

R. Clay,  10/12/98     10,000       7.688       11.250      7.688         9.8
Ethredige,10/12/98      6,000       7.688       16.625      7.688         9.3
Vice
President,
International
Operations

James J.  10/12/98     20,000       7.688       11.250      7.688         9.8
Dore',
Vice
President,
Diving and
Special
Services

Lawrence  10/12/98     20,000       7.688       11.250      7.688         9.8
C.McClure,
Vice
President,
Offshore
Construction

Andrew L. 10/12/98      5,000       7.688       11.250      7.688         9.8
Michel,
Vice
President,
Deepwater
Advanced
Technologies

Peter S.  10/12/98     15,000       7.688       11.250      7.688         9.9
Atkinson,
Vice
President,
Chief Financial
Officer

Wilmer    10/12/98     10,000       7.688       11.250      7.688         9.8
J. Buckley,
Vice
President,
Human
Resources




     Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), enacted in 1993, imposes a limit of $1 million, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its chief executive officer and four other most highly compensated executive officers. None of the Company's executive officers currently receives compensation exceeding the limits imposed by Section 162(m). While the Compensation Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by the Section 162(m) or applicable tax regulations issued thereunder, the Compensation Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation program as described in this report.

                              Compensation Committee
                              Edward P. Djerejian, Chairman
                              Myron J. Moreau





                  COMPARATIVE STOCK PERFORMANCE

      The Performance Graph below compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and a weighted index peer group of five companies (the "Peer Group"). The Peer Group is comprised of Stolt Comex Seaway, Noble Drilling Corporation, J. Ray McDermott, Inc. S.A., Oceaneering International, Inc., and Offshore Logistics, Inc. Cumulative total return is based on annual total return, which assumes reinvested dividends for the period shown in the Performance Graph and assumes that $100 was invested on March 31, 1994, in each of Global, the S&P 500 Index and the Peer Group.
The Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group. The results shown in the graph below are not necessarily indicative of future performance.



                  March    March    March    March    March   December
                   31,      31,      31,      31,      31,       31,
                  1994     1995     1996     1997     1998     1998(1)
                  -----    -----    -----    -----    -----   --------
 Global           $100     $122     $230     $468     $893      $268
 Industries,
 Ltd.
 Peer Group       $100      $94     $136     $182     $319      $163
 S&P 500          $100     $116     $152     $182     $265      $295


(1) Return for the period ended December 31, 1998 reflects a nine-month period that corresponds with the change in the Company's fiscal year end.




         SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

       Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established.

Proposals for 2000 Annual Meeting

     Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of shareholders of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2000 and included in the Company's proxy statement and form of proxy relating to that meeting, must be received at the Company's principal executive offices, 107 Global Circle, Lafayette, Louisiana 70503, no later than December 13, 1999. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

      In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before any annual meeting of shareholders, it must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before such Annual Meeting to the Secretary of the Company. To be timely for the 2000 Annual Meeting, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 107 Global Circle, Lafayette, Louisiana 70503, on or before February 10, 2000. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of voting stock of the Company which are owned beneficially by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting, and
(e) a description of any material interest of the shareholder in such business. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

Nominations for 2000 Annual Meeting and for Any Special Meetings

      Pursuant to the Company's bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders only (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who shall be entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the Company's principal executive offices, 107 Global Circle, Lafayette, Louisiana 70503, (i) with respect to an election to be held at the 2000 Annual Meeting of Shareholders on or before February 10, 2000, and (ii) with respect to any election to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person who is validly designated as a nominee for election as a director shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.


                           COMPLIANCE

      The Company believes, based upon a review of the forms and amendments furnished to it, that during the nine months ended December 31, 1998, the Company's directors and officers complied with the filing requirements under Section 16(a) of the
Securities Exchange Act of 1934, except that Mr. Etheridge and Mr. Michel, executive officers of the Company, were late in filing a statement of change in Beneficial Ownership on Form 4 and Mr. Pollock, a director of the Company, was late in filing his Annual Statement of Changes in Beneficial Ownership on Form 5.


        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP, independent public accountants, have been the principal independent auditors for the Company since October 1991. The Company expects that they will continue as the Company's principal independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.


                            GENERAL

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

      The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, special letter, telephone, telegram or otherwise. Brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record will be requested to forward solicitation materials to the beneficial owners thereof and will be reimbursed by the Company for their expenses. The Company has retained the services of American Stock Transfer & Trust Company to assist in the solicitation of proxies either in person or by mail, telephone or telegram, at an estimated cost of $17,000, plus expenses.


                  ANNUAL REPORT AND FORM 10-K

      The Company's Annual Report (for the transition period) to Shareholders containing audited financial statements for the nine months ended December 31, 1998, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report to Shareholders does not constitute a part of this proxy soliciting material.

      A copy of the Transition Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained, without charge, by writing the Company, Global Industries, Ltd., 107 Global Circle, Lafayette, Louisiana 70503, Attention:
Investor Relations.






                        (Front of Card)



PROXY               GLOBAL INDUSTRIES, LTD.
                 Proxy for 1999 Annual Meeting

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints William J. Dore' and Peter S. Atkinson, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of Global Industries, Ltd. (the "Company"), to be held in Houston, Texas on May 12, 1999, at 10:00 a.m. (local time) and all adjournments and postponements thereof as follows:

     (1)  Election of Directors

          []  FOR all  nominees  listed      []  WITHHOLD AUTHORITY
              below (except as marked            to vote for all
              to the contrary below).            nominees listed below.

          (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

          William J. Dore'       James C. Day             Edward P. Djerejian
          Edgar G. Hotard        Michael J. Pollock


     (2) In their discretion, upon any other business which may properly come before said meeting.

          [] FOR    [] AGAINST  [] ABSTAIN

                           (continued on reverse side)




                               (Back of Card)



      This Proxy will be voted as you specify above. If no specification is made, this Proxy will be voted with respect to item (1) FOR the nominees listed, and in accordance with the judgment of the persons voting the Proxy with respect to any other matters which may properly be presented at the meeting. Receipt of the Notice of the 1999 Annual Meeting and the related Proxy Statement is hereby acknowledged.


                        Dated:___________________________,1999



                        _______________________________
                         Signature


                        _______________________________
                         Signature,  if  jointly held



                              Please
                              sign   your  name  exactly  as   it
                              appears hereon.  Joint owners  must
                              each   sign.    When   signing   as
                              attorney,  executor, administrator,
                              trustee  or  guardian, please  give
                              full  title  as it appears  hereon.
                              If  held  by a corporation,  please
                              sign in the full corporate name  by
                              the  president or other  authorized
                              officer.


              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                 PROMPTLY USING THE ENCLOSED ENVELOPE.